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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report, dated June 4, 1999, incorporated by reference in Filene's Basement Inc.'s Employee Thrift Incentive Plan Annual Report on Form 11-K for the year ended December 31, 1998 into the Company's previously filed Registration Statements on Form S-8 (File No. 33-66969), Form S-8 (File No. 33-41513), Form S-8 (File No. 33-40667), Form S-8 (File No. 33-40668), and Form
S-8) (File No. 33-40669).


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP



Boston, Massachusetts
June 22, 1999